SCHEDULE 14A PRIVATE
	(Rule 14a-101)

	INFORMATION REQUIRED IN PROXY STATEMENT

	SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
	Exchange Act of 1934 (Amendment No.)

Filed by registrant  X

Filed by a party other than the registrant ___

Check the appropriate box:

 X  	Preliminary proxy statement		____	Confidential, for Use
of the Commission Only (as permitted by Rule 14a-6(e)(2)

   	Definitive proxy statement

___	Definitive additional materials

___	Soliciting material pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

	             The Montana Power Company
	(Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

 X  	No fee required.

___	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


 (1)	Title of each class of securities to which transaction applies:

 (2)	Aggregate number of securities to which transactions applies:

 (3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which filing fee is calculated and state how it was determined):

 (4)	Proposed maximum aggregate value of transaction:  N/A

 (5)	Total fee paid:

__	Fee paid previously with preliminary materials.


___Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1)	Amount previously paid:

	____________________________________________________________

 (2)	Form, schedule or registration statement no.:

	____________________________________________________________

 (3)	Filing party:

	____________________________________________________________

 (4)	Date filed:

	___________________________________________________________





							March 26, 1998



To Our Shareholders:

	You are cordially invited to attend The Montana Power Company Annual Meeting of Shareholders. The meeting will be held at the MOTHER LODE THEATRE, 316 W. PARK, BUTTE, MONTANA, on Tuesday, May 12, 1998, at 1:30 p.m.

	At this meeting, you will be asked to elect five Directors to the Board of Directors; and to adopt The Montana Power Company Long-Term Incentive Plan.

	We hope that you will be able to attend the meeting. To make certain your vote is counted, please sign and date the enclosed proxy card and return it in the envelope provided. No postage is required. Sending in your proxy at this time will not affect your right to vote in person, should you be present at the meeting.

	We look forward to seeing you on May 12. Thank you for your continued confidence and support.

							Sincerely,



							Robert P. Gannon
							Chairman of the Board of
Director



	THE MONTANA POWER COMPANY

	_____________________

	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

							40 East Broadway
							Butte, Montana  59701-9394

							March 26, 1998

To the Shareholders of

	THE MONTANA POWER COMPANY

You are invited to attend The Montana Power Company Annual Shareholders' Meeting which will be held at the MOTHER LODE THEATRE, 316 W. PARK, BUTTE, MONTANA, on Tuesday, May 12, 1998, at 1:30 p.m. for the following purposes:

	1.	To elect five Directors for a term of three years;

	2.	To adopt The Montana Power Company Long-Term Incentive Plan;
and

	3.	To transact such other business as may properly come before the meeting.

	The Board of Directors has fixed the close of business on March 6, 1998, as the record date for the determination of shareholders entitled to vote at this meeting.

	Your attention is directed to the Proxy Statement and Proxy enclosed herewith.

					By Order of the Board of Directors



					Pamela K. Merrell
					Vice President and Secretary


	THE INTEREST AND COOPERATION OF ALL SHAREHOLDERS IN THE AFFAIRS OF THE MONTANA POWER COMPANY ARE CONSIDERED TO BE OF THE GREATEST IMPORTANCE BY YOUR COMPANY'S BOARD OF DIRECTORS. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, IT IS URGENTLY REQUESTED THAT YOU PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED HEREWITH. IF YOU DO SO NOW, THE COMPANY WILL BE SAVED THE EXPENSE OF FOLLOW-UP SOLICITATIONS.


	THE MONTANA POWER COMPANY
	40 EAST BROADWAY, BUTTE, MONTANA  59701-9394

								March 26, 1998

	PROXY STATEMENT

	The accompanying proxy is solicited by the Board of Directors of The Montana Power Company, a Montana corporation, for use at the Shareholders' Annual Meeting on May 12, 1998, or at any adjournment thereof.

	This proxy statement and the accompanying proxy were mailed on or about March 26, 1998.

VOTING SECURITIES AND PRINCIPAL HOLDERS:

	The outstanding voting securities of the Company on March 6, 1998 (record date) were:

	(a)	____________ shares of no par value Common Stock.

	(b)	580,389 shares of no par value Preferred Stock, $6.00 Series,
$4.20 Series, and $6.875 Series.

	Generally, shareholders will vote as a single class and are entitled to one vote for each share held of Common Stock and Preferred Stock. With respect to the election of Directors, each shareholder is entitled to one vote for each share of Common Stock and Preferred Stock held, multiplied by the number of Directors to be elected, and may cast all such votes for a single director or may distribute such votes among the directors (cumulative voting); and may cast all votes in person or by proxy. If a quorum is present, nominees for Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the meeting (shareholders at record date); and the Item 2 proposal will be adopted by a majority of votes cast provided that the total vote cast represents over 50% of all securities entitled to vote at the meeting (shareholders at record date). You may withhold your vote from any nominee for Director by writing his or her name in the appropriate space on the proxy card.
Where proxies are marked "withhold authority," these shares are included to determine the number of shares present and voting. Abstentions and Broker non-votes are counted in determining the presence of a quorum, but will not be counted and have no effect on the results of any vote. If you return a signed proxy card that does not indicate your voting preferences, your shares will be voted for the election of the nominated Directors (cumulatively or otherwise) and the Item 2 proposal.

	A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. If you return a signed proxy card and later elect to vote in person at the meeting, the proxy will be suspended.

	Only shareholders of record at the close of business on March 6, 1998 are entitled to vote at the meeting.

	If you do not expect to be present at the meeting, kindly mark, sign and date the accompanying proxy and return it promptly in the enclosed envelope so that your shares are represented at the meeting.

ITEM 1.  ELECTION OF DIRECTORS

	The Board of Directors, on December 9, 1997, amended the By-laws to reduce the number of Directors from fourteen to thirteen, and effective January 1, 1998 appointed John G. Connors as a Director.

	Five Directors will be elected at the meeting for terms of three years or until the election and qualification of their respective successors. The five nominees for election are, at present, members of the Board of Directors.

	The names and certain information with respect to the nominees and the ten other Directors whose terms do not expire this year are as follows:

NOMINEES FOR ELECTION FOR TERMS OF THREE YEARS EXPIRING IN 2001

	R. D. Corette - Mr. Corette, 57, a Director of the Company since July 1, 1990. He has been an Attorney, owner, and employee in the law firm of Corette, Pohlman & Kebe, Butte, MT, since 1966.

	Beverly D. Harris - Ms. Harris, 64, a Director of the Company since December 1, 1992. She has been President since January 1971 and Director since January 1972 of Empire Federal Savings Bank, Livingston, MT.

	John R. Jester - Mr. Jester, 57, a Director of the Company since September 1, 1995. He has been President of Bargain Street LLC, a retail firm since September 19, 1997 and was a private investor from June 1, 1997 to September 18, 1997. He was President of Muzak Limited Partnership, a telecommunications based business, from January 1, 1988 to May 31, 1997. He is a resident of Seattle, WA.


	Arthur K. Neill - Mr. Neill, 60, a Director of the Company since January 1, 1990. On May 14, 1996, he was elected Executive Vice President
- Utility Energy Supply. He was Executive Vice President - Generation and Transmission from January 1, 1994 to May 14, 1996 and was Executive Vice President - Utility Services of the Company from January 1987 to January 1994.

	Noble E. Vosburg - Mr. Vosburg, 56, a Director of the Company since October 25, 1988. He has been President and Chief Executive Officer of Pacific Steel & Recycling, Great Falls, MT, a steel service center and recycling business, since May 1982.

DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2000

	Kay Foster - Ms. Foster, 56, a Director of the Company since January 1, 1992. She has been the owner of Planteriors Unlimited, Billings, MT, an interior foliage plant sales and maintenance business, since December 1980.

	Chase T. Hibbard - Mr. Hibbard, 49, a Director of the Company since October 1, 1993. He has been a Montana State Representative since January 1, 1993, President of the Sieben Live Stock Co., MT, a sheep and cattle ranch, since January 1981 and President of Hibbard Management Company, Helena, MT, which provides consulting services to agriculture, since January 1984.

	Carl Lehrkind, III - Mr. Lehrkind, 59, a Director of the Company since July 1, 1984. He has been President of Lehrkind's, Inc., Bozeman, MT, a beverage bottler and distributor, since February 1970, and President, Owner and Operator of Yellowstone Country Food and Beverage, a restaurant, Livingston, MT and Miles City, MT, since February 1993.

	Jerrold P. Pederson - Mr. Pederson, 55, a Director of the Company since July 1, 1993. On May 14, 1996, he was elected Vice President, Chief Financial and Information Officer. He was Vice President and Chief Financial Officer of the Company from May 14, 1991 to May 14, 1996.

DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 1999

	Tucker Hart Adams - Dr. Adams, 59, a Director of the Company since September 1, 1995. In January 1989, she became President and Chief Executive Officer of The Adams Group Inc., a consulting firm which specializes in economic research, analysis and forecasting. She publishes the newsletter, Today's Economy. Dr. Adams is also a trustee for the Tax Free Fund of Colorado, and for the Aquila Rocky Mountain Equity Fund. She is a resident of Colorado Springs, CO.

	John G. Connors - Mr. Connors, 39, a Director of the Company since January 1, 1998. He has been Vice President and Chief Information Officer of Microsoft, a computer software business, since July 15, 1996. He was Microsoft's Corporate Controller from April 4, 1994 to July 15, 1996 and was General Manager Worldwide Finance from October 1, 1993 to April 1, 1994. He is a resident of Medina, WA.

	Alan F. Cain - Mr. Cain, 58, a Director of the Company since
March 28, 1989. He has been President and Chief Executive Officer of Blue Cross Blue Shield of Montana, Helena, MT, a health service corporation, since March 1986.

	Robert P. Gannon - Mr. Gannon, 53, a Director of the Company since January 1, 1990, Chairman of the Board since January 1, 1998, Chief Executive Officer since July 1, 1997 and President of the Company since
January 23, 1990.   He was Vice Chairman of the Board from January 23,
1996 to December 31, 1997, and was Chief Operating Officer responsible for
utility operations from June 23, 1992 to January 23, 1996.   Mr. Gannon
also has been a Director of Buttrey Food and Drug Stores Company, a food and drug retailer, since May 1992.




	SECURITY OWNERSHIP OF MANAGEMENT

	The table below and information following provides the number of shares beneficially owned on February 4, 1998, by each of the directors and each of the named executive officers in the Summary Compensation Table and all of the directors and all executive officers as a group. The shares beneficially owned by any director or named executive officer, or by all directors and executive officers as a group, do not exceed one percent of the Common and Preferred shares outstanding.

Number of Shares Beneficially Owned
		Deferred
   Name of Owner   	   Common       	Units(10) 	Preferred	Total

Tucker Hart Adams	    43	   714	    0	   757
Daniel T. Berube	25,824 (1) (8)	     0	    0	25,824
Alan F. Cain	   900 (2)	   880	    0	 1,780
John G. Connors	   480	     0	    0	   480
R. D. Corette	 2,870 (3)	   691	    1 (3)	 3,562
Richard F. Cromer	44,145 (1) (4) (8)	     0	  250 (4)	44,395
Kay Foster	 1,854	   724	    0	 2,578
Robert P. Gannon	59,711 (1) (8)	     0	    0	59,711
J. D. Haffey	32,228 (1) (8)	     0	    0	32,228
Beverly D. Harris	 4,452	     0	    0	 4,452
Chase T. Hibbard	 2,763 (5)	     0	    0	 2,763
John R. Jester	 1,500	 2,037	    0	 3,537
Carl Lehrkind, III	 4,895 (6)	     0	    0	 4,895
Arthur K. Neill	33,547 (1) (8)	     0	    0	33,547
Jerrold P. Pederson	37,073 (1) (8)	     0	    0	37,073
Noble E. Vosburg	 1,466 (7)	   635	    0	 2,101

All Directors and
Executive Officers
as a group (29 in
number)	423,983 (9)	 5,681	 280	429,944


 (1)	Includes shares in the Retirement Savings Plan (401-K) attributable to the Company's and the employee's contributions as follows:  Mr.
Berube - 9,974 shares, Mr. Cromer - 5,887 shares, Mr. Gannon - 7,811 shares, Mr. Haffey - 6,381 shares, Mr. Neill - 5,679 shares, and Mr.
Pederson - 7,406 shares.

 (2)	Includes 12 shares owned by Mr. Cain's spouse of which Mr. Cain disclaims beneficial ownership.

 (3)	Includes 83 shares of Common Stock and 1 share of the $6.00 Series
Preferred Stock owned by the estate of Mr. Corette's deceased father of which estate Mr. Corette is Personal Representative. Mr. Corette disclaims beneficial ownership. Also included are 200 shares owned by Mr. Corette's mother of which Mr. Corette is Conservator and disclaims beneficial ownership.

 (4)	Includes 1,236 shares held by Mr. Cromer's spouse of which he disclaims beneficial ownership; and 77 shares held in a custodian account for his granddaughter of which Mr. Cromer is the custodian and with respect to which he has voting and investment power; and 250 units of the quarterly income preferred stock, series A issued by Montana Power Capital 1, a subsidiary of The Montana Power Company, which units do not have voting rights with respect to The Montana Power Company.

 (5)	Includes 1,200 shares held by Margaret Sieben Hibbard Trust of which
Mr. Hibbard has one-third beneficial ownership; and 100 shares for his son of which Mr. Hibbard's spouse is the custodian. Mr. Hibbard has neither voting nor investment power.

 (6)	Includes 600 shares of Common Stock held by the Trustee for
Lehrkind's, Inc. Profit Sharing Plan #2 of which Mr. Lehrkind is a beneficiary and with respect to which he has shared voting and investment power; and 2,922 shares of Common Stock held by Lehrkind's Inc., with respect to which he has shared voting and investment power.

 (7)	Includes 134 shares held by Mr. Vosburg's spouse of which Mr. Vosburg disclaims beneficial ownership.

 (8)	Includes option shares exercisable within 60 days in the following amounts:  32,357 for Mr. Cromer, 51,900 for Mr. Gannon, 22,733 for
Mr. Haffey, 26,467 for Mr. Neill and 28,667 for Mr. Pederson.

 (9)	Includes 88,392 shares held for executive officers in the Retirement
Savings Plan (401-K) described on page ___, 278,934 option shares exercisable within 60 days, and 5,249 shares of restricted stock.

(10)	This column represents deferred stock units held in the Non-Employee
Directors' Stock Compensation Plan which is described on page __.
The holders of these units have no voting or investment power.


	MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

	There were nine Board of Directors meetings in 1997. Each Director attended at least 75 percent or more of the aggregate of the Board and Committee meetings of which he or she was a member.

AUDIT COMMITTEE
	The Audit Committee is composed of Directors Vosburg (Chairman), Adams, Harris, Hibbard, and Jester, all of whom are non-employee Directors. The Audit Committee met three times during 1997. The duties of the Audit Committee include recommending to the Board of Directors a firm of independent certified public accountants to audit the books and records of the Company, reviewing the audit with the independent accounting firm and recommending its approval to the Board of Directors. The Committee also reviews and approves major accounting policies, reviews the adequacy of principal internal controls, reviews the adequacy of disclosure of information essential to a fair presentation of the financial affairs of the Company, oversees the Company's trading and risk management controls and provides an avenue of communications between the Board of Directors and accounting and financial personnel, both external and internal. The Committee also reviews the scope and content of the Company's Code of Business Conduct, and considers any significant irregularities or exceptions reported to it.

PERSONNEL COMMITTEE
	The Personnel Committee is composed of Directors Lehrkind (Chairman), Corette, Foster, Hibbard, Jester, and Vosburg, all of whom are non-employee Directors. The Personnel Committee met seven times during 1997.
 The duties of the Personnel Committee include recommending to the Board of Directors a slate of Officers for election for the ensuing year, the administration of all employee retirement and welfare plans and programs, and the compensation of Officers of the Company. The Personnel
Committee's report on Executive Compensation begins on page __.

NOMINATING COMMITTEE
	The Committee on Directors' Affairs, which serves as a Nominating Committee, all of whom are non-employee Directors Cain (Chairman), Adams, Corette, and Harris. The Committee on Directors' Affairs met five times during 1997. The purpose of the Committee is to recommend to the Board of Directors persons to be elected to the Board when vacancies exist or when any additions to the Board may be authorized. The Committee will consider as potential nominees persons recommended by shareholders.
Recommendations should be submitted to the Committee in care of the Secretary of the Company. This Committee is also responsible for evaluating the performance of the Board and for other corporate governance matters.

	The Board of Directors also has an Executive Committee, a Contributions Committee, an Environment and Safety Committee, a Finance Committee and a Special Committee on Mergers and Acquisitions. Note that as Mr. Connors had just become a director on January 1, 1998, his committee assignments had not been made as of the printing of this proxy.

DIRECTOR COMPENSATION

	Non-employee Directors of the Company are paid an annual retainer of $19,600 per year plus $500 for each meeting of a Committee of the Board attended on days other than regular Board meeting days. They also receive $850 for attending each special meeting of the Board held in addition to the regularly scheduled Board meeting. The Company also has a Deferred Compensation Plan for non-employee Directors which permits directors to defer their annual retainer until their retirement from the Board of Directors. During 1997, Mr. Lambros deferred $17,200.00. The deferred compensation earned interest at the rate determined by the Company based on Moody's Average Baa Corporate Bond rates.

	 Effective December 31, 1997 the Board curtailed its non-qualified retirement plan provided to all Company Directors (Benefit Restoration
Plan). That Plan provided for annual benefit payments to vested participants upon retirement or to beneficiaries in the event of the Director's death. The Plan provided benefits dependent upon the director's years of service with a maximum annual benefit at ten years of $19,600, the annual retainer amount. The annual benefit is payable over the lifetime of the participant or, in the event of the participant's death, the participant's designated beneficiary will be paid for the remainder of a 15-year period commencing on the date of the participants' retirement.

	The Board curtailed the Plan by closing it to any additional participants, by freezing the benefits of participants such that no additional service will be credited to any participants, and by capping the maximum annual benefit so that there will be no further increases as the annual retainer is increased.

	In a move to more directly tie its compensation to shareholder value and to provide a replacement for the compensation represented by the retirement plan, the Board amended its non-employee director stock compensation plan to provide for annual grants of 480 shares of Company common stock. The 480 shares issued to the ten non-employee directors is roughly equivalent in value to the levelized annual cost savings to the Company created by the curtailment of the retirement benefit.

The stock compensation plan also allows a director to elect to receive any portion of the annual retainer in the Company's common stock.
 Directors may elect to defer receipt of the stock payment until they cease to be a Director of the Company or until such other date the Director elects. Deferred stock payments are credited as stock units to a separate deferred compensation account. At the end of the deferral period, the Director will be paid for the stock units in Company common stock or the equivalent value in cash based upon the market value of the Company's common stock at that time.


PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

The following is the Personnel Committee's report on the compensation of the Company's Chief Executive Officer, the Company's retired Chief Executive Officer and the four other most highly compensated officers of the Company (named executive officers). The Personnel Committee is the board committee responsible for overseeing compensation to officers. The Committee was in 1997 and is now comprised solely of non-employee, independent directors.

COMPENSATION PHILOSOPHY

The compensation philosophy for executive officers is to:

	Provide compensation reasonably comparable with similar businesses allowing the Company to successfully attract and retain the officers necessary to its long-term success;

	Provide a strong linkage between compensation and the creation of shareholder value over the long-term;

	Provide compensation which relates to the performance of the individual officer; and

	Provide internal equity among officers.

EXECUTIVE OFFICERS' COMPENSATION

Base Salaries

Competitive information concerning the base salaries (as well as total compensation) of the Company's officers was gathered in 1997 for the purpose of analyzing officer salaries. All of the named executive officers were included in the group for which information was gathered. The Edison Electric Institute (EEI) compensation survey was used as the primary data source for base salary comparisons, as it has been for several years. The EEI survey data of 85 electric utilities was used, focusing on data from companies with similar revenue size. Many of the companies in the Peer Group shown in the Performance Graph, the Standard & Poor's 26 Electric Company Index, are included in this EEI database.
Other survey data were also used in instances where the EEI survey did not have adequate position comparisons. Salaries of individual officers were compared to salary averages in the survey for similar positions in companies with comparable revenues.

	Based upon the results of the base salary surveys comparisons as well as consideration of other subjective factors, such as the performance of the individual officer, an assessment of the officer's value to the Company, changes in positions and responsibilities, internal equity among officers and employees and the Company's 1996 performance, the Committee adjusted base salaries to bring them closer to competitive levels.
However, salary levels for most officers, after adjustment, remained below the average.

INCENTIVE COMPENSATION

1997 Interim Bonus Plan

In 1997 the Company engaged the consulting firm Stern Stewart & Co. to help the Company implement an Economic Value Added (EVA? ) financial measurement system. Simply described, EVA? is the additional value created for shareholders after subtracting capital costs from net operating profits after tax (NOPAT-capital charge).

An integral part of the EVA? system is an executive incentive compensation plan. However, the EVA? plan could not be completed for implementation in 1997. Therefore, the Committee recommended and the Board approved an interim bonus plan based upon 1997 performance. The interim plan was necessary to assure that total compensation levels did not fall too far below market compensation for retention purposes, to create incentives for 1997 performance and to end the historical incentive compensation plan which was inconsistent with EVA? financial measures. Therefore, the Board notified officers that they would be eligible for short-term bonuses for 1997 based upon the Board's subjective judgment concerning several criteria: overall financial performance of the Company using EVA? improvement, return on investment, earnings per share and other relevant financial measures; for officers responsible for particular business units, the financial performance of those business units using the same measures as for the overall Company; and a determination of the particular officer's performance. Amounts earned under this interim plan will not be based upon a pre-established formula, but the criteria noted above will be examined by the Committee and the Board to determine amounts earned for each officer. The maximum bonus opportunity under this interim plan ranged from 35% - 25% of base salary. The amounts earned for 1997 have not been determined and approved by the Board in time to include those amounts in this proxy statement. The total compensation for most company officers, including the maximum interim bonus opportunity, is below total compensation averages in the compensation surveys.

1998 Four Year EVA? Bonus Plan

While the EVA? based incentive plan referenced above was not adopted until January 1998 and, thus, is not the subject of the report on 1997 compensation, the Committee is taking this opportunity to generally describe the plan for shareholders since the Committee believes that the plan is an important improvement in executive incentive compensation. The EVA? plan is intended to tie compensation more closely to shareholder value creation.

The EVA? plan creates cash bonus opportunities for executives and high level managers based upon the Company's Expected Improvement in EVA?.
EVA? Expected Improvement is the improvement required for the Company's investors to earn a cost of capital return on the market value of their investment. EVA? Expected Improvement targets are determined through a quantitative analysis of the Company's current operations value and investor expectations for the future as reflected in the Company's stock price. The Expected Improvement targets are established for each of the four years, both for the overall company and for the various company business units or "EVA? centers". Corporate officer bonuses are dependent on the overall company EVA? improvement, and bonuses for officers and managers in particular business units are dependent primarily on EVA? improvement in their particular area of the Company. Target bonus levels are established based upon averages of market survey data (largely using the EEI compensation survey data and methodology described above for base salary) for each plan participant. If the Company's EVA? improvement precisely meets the target for the year, the participant will receive the target level of bonus. If performance is less than the target, then less of the bonus is earned. If performance is below a certain minimal level, the bonus becomes negative. If performance is higher than the expected improvement, then the bonus will be greater. However, two-thirds of any bonus amount greater than target is placed in a bonus bank and is available in future years, just as negative bonuses are placed in a bonus bank which is a deduction from bonuses in future years.


The key objectives of the EVA? Incentive Plan are to align the interests of the shareholder and managers of the Company, create strong incentives for the Company's managers to maximize the Company's shareholder value, retain the management team by providing attractive compensation opportunities and limit shareholder cost to a reasonable level.

Shareholders will hear more about this new incentive compensation plan in coming years' proxy statements.

1994 DIVIDEND EQUIVALENT AWARDS - AMOUNTS PAID IN 1997

In 1994, as described in the 1995 Proxy Statement, Company officers were awarded the opportunity to earn Dividend Equivalents to the extent certain performance criteria were achieved over the three year period from 1994 through the end of 1996. In 1997, the Committee evaluated the extent to which the performance criteria were achieved and determined the amounts earned. The performance criteria to be achieved by officers responsible for the overall corporation was a comparison of the Company's Total Shareholder Return (TSR) to the TSR of the Peer Group used in the performance graph in this Proxy Statement - the Standard & Poor's 26 Electric Power Company Index. For these corporate officers, in order to achieve maximum payout, the Company's TSR had to be in at least the 90th percentile of the TSR for the Peer Group. Payouts decreased proportionately with the Company's decrease in TSR performance. Officers responsible for the utility and independent power business had two additional performance criteria, return on equity goals, and either a utility rate competitiveness goal or a net income goal for the 1994-1996 time period. The Committee determined awards to be paid based upon these criteria and the amounts awarded to the named executive officers are shown in the Long-Term Compensation as LTIP payouts column of the Summary Compensation Table, infra.


CHIEF EXECUTIVE OFFICER COMPENSATION

	The base salary of the Chief Executive Officer (CEO), Robert P. Gannon, was also the subject of the base salary analysis when he became CEO in July of 1997. He replaced Daniel T. Berube who stepped down as CEO effective June 30, 1997 and as Chairman of the Board, effective December 31, 1997. With respect to Mr. Gannon, the analysis showed that his base salary was below the average in the salary surveys. Therefore, his salary was increased to bring it closer to competitive levels for comparable CEO positions. In December 1997, his salary was reviewed again based upon his appointment as Chairman of the Board effective January 1, 1998 and increased again to recognize these new duties and to bring his compensation closer to competitive levels for comparable Chairman and CEO positions.

Mr. Gannon's compensation determinations reflect the Committee's assessment of his and the Company's performance. The Committee noted that the Company's 1996 performance was an improvement on 1995 and the improved performance had continued for the first months of 1997. The Committee was also particularly pleased with the leadership shown by Mr. Gannon in the passage of legislation to restructure the electric and natural gas industries in Montana and in the completion of the Touch America fiber optic network. Also, an internal reorganization begun in 1996 was successfully completed under his leadership.

	The Board's 1997 Interim Bonus Plan described above included Mr. Gannon and his maximum opportunity was established as 35% of his base salary. The Committee also approved a payout under Mr. Gannon's 1994 Dividend Equivalent Award in accordance with the performance criteria described above. That award paid is shown in the LTIP payouts column of the Summary Compensation table infra. As described for the other officers, Mr. Gannon's total compensation, even after including the 1997 bonus opportunity, is below competitive levels as shown by the compensation surveys previously described.


				Personnel Committee

		C. Lehrkind, III, Chairman	R. D. Corette
		K. Foster				C. T. Hibbard
		J. R. Jester			N. E. Vosburg




	PERFORMANCE GRAPH

	The following performance graph shows the five-year cumulative total return for the Company, the Standard & Poor's 500 and a group of utilities which comprise the Standard & Poor's 26 Electric Power Company Index:


	COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
	AMONG MONTANA POWER COMPANY (MTP), THE S & P ELECTRIC CO. INDEX AND
	THE S & P 500 INDEX


	Indexed\Cumulative Returns
	Base
	Period	Return	Return	Return	Return	Return
Company\Index	1992	1993	1994	1995	1996	1997
------------------	------	------	------	------	------	------

MONTANA POWER CO	  100	103.48	 98.77	104.18	105.89	168.42
S&P 500 INDEX	  100	110.08	111.53	153.45	188.68	251.63
ELECTRIC COMPANIES - 500	  100	112.60	 97.89	128.32	128.11	161.74

*$100 INVESTED ON 12/31/92 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF
DIVIDENDS.  FISCAL YEAR ENDING DECEMBER 31.




		SUMMARY COMPENSATION TABLE


	The following table shows compensation paid by the Company for services rendered during the fiscal years 1997, 1996, and 1995 for named executive officers.



		Annual Compensation(1)  	Long-Term Compensation
					  Awards   	 Payouts
			Other	Securities
			Annual	  Under-	 	All Other
Name and			Compen-	  Lying	 LTIP	  Compen-
Principal	Year	Salary		sation(2)	  Options	Payouts(3)	 sation(4)
Position		  ($)	  ($)	   (#)	  ($)	  ($)
D. T. Berube,
retired	1997	346,500	32,885	     0		 6,654
CEO & Chairman of	1996	333,000	16,010	31,000		 6,650
the Board	1995	322,500	     0	26,800		 6,468

R. P. Gannon
CEO, Chairman	1997	297,500	     0	     0	32,242	 6,653
of the Board	1996	265,935	10,385	21,000		 6,650
& President 	1995	249,800	 7,385	16,700		 6,468

R. F. Cromer
Executive VP	1997	187,800	14,493	     0	38,796	 6,652
& COO - Energy	1996	180,500	 7,062	14,000		 6,650
Supply Division	1995	169,700	     0	 9,700		 6,468

J. D. Haffey
Executive VP
& COO - Energy &	1997	183,500	21,808	     0	10,210	 6,652
Communications	1996	172,440	20,538	14,000		 6,650
Services Division	1995	134,550	 8,094	 5,500		 6,104

J. P. Pederson
VP, Chief
Financial &	1997	179,500	21,346	     0		 6,652
Information 	1996	172,000	20,077	13,900		 6,627
Officer	1995	163,850	     0	 8,100		 7,014

A. K. Neill
Executive VP -	1997	179,500	     0	     0	15,409	 6,652
Utility Energy	1996	173,000	     0	10,000		 6,650
Supply 	1995	165,300	     0	 8,300		 6,468

_________________

	(1)Awards earned under the 1997 Interim Bonus Plan have not been determined and approved by the Board in time to include their amounts herein.

	(2)This column represents compensation received for selling unused vacation time back to the Company which is available to all employees. The amounts may include vacation accrued in prior years.

	(3)This column represents dividend equivalent awards on options awarded in 1994. These awards, approved by the Personnel Committee, were based on certain performance criteria as described in the Personnel Committee Report supra.

	(4)This column represents the value of the Company's matching contribution of stock made under the Company's Retirement Savings Plan (401-K).



				AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
					AND FISCAL YEAR-END OPTION VALUES

	The following table provides information with respect to the named executive officers, concerning exercise of stock options at fiscal year-end.


			 Number of
			 Securities
		  Value	 Underlying
		Realized	 Unexercised
		(Market	   Options	 Value of Unexercised
	Shares	Price at	  At Fiscal 	In-the-Money-Options at
	Acquired	Exercise	   Year-End	   Fiscal Year-End
	   on	Less Exercise	     (#)	 ($31.75(2)) ($)
	Exercise	Price(1))	Exercisable/	   Exercisable/
    Name	   (#)	  ($)	Unexercisable	   Unexercisable

D. T. Berube	       0	       0	79,267/10,333	727,953/104,622
R. P. Gannon	       0	       0	51,900/7,000	369,565/193,236
R. F. Cromer 	     942	   3,927	32,357/4,667	233,187/124,412
J. D. Haffey	       0	       0	22,733/4,667	154,451/111,462
J. P. Pederson	       0	       0	28,667/3,333	219,622/92,478
A. K. Neill	   9,500	  54,688	26,467/3,333	191,474/93,089

	(1)Based on the closing price as reported in The Wall Street Journal as New York Stock Exchange - Composite Transactions, of the Company's Common
Stock on date of exercise.

	(2)Based on the closing price as reported in The Wall Street Journal as New York Stock Exchange - Composite Transactions, of the Company's Common
Stock on December 31, 1997.



	RETIREMENT BENEFITS


	The table below illustrates the estimated annual benefits payable to executives under the Company's Pension Plan (a qualified defined benefit plan) and under the Company's Benefit Restoration Plan for Senior
Management Executives (a non-qualified defined benefit plan).

	The table shows the estimated annual benefits payable upon retirement at age 65 based on the listed remuneration and years of service classifications calculated upon accrued benefits to January 1998.

	These benefits may be reduced if such persons retire before reaching age 65. The amounts presented in the table assumes the executive elects a single life annuity benefit payment.

	PENSION PLAN PLUS BENEFIT RESTORATION

	                 Years of Service
Remuneration	   15  	   20   	   25   	   30   	   35
 150,000	 92,182	102,576	 112,970	 123,364 	133,758
 175,000	107,807	120,076	 132,345	 144,614 	156,883
 200,000	123,432	137,576	 151,720	 165,864 	180,008
 225,000	139,057	155,076	 171,095	 187,114 	203,133
 250,000	154,682	172,576	 190,470	 208,364 	226,258
 275,000	170,307	190,076	 209,845	 229,614 	249,383
 300,000	185,932	207,576	 229,220	 250,864 	272,508
 325,000	201,557	225,076	 248,595	 272,114 	295,633
 350,000	217,182	242,576	 267,970	 293,364 	318,758
 375,000	232,807	260,076	 287,345	 314,614 	341,883
 400,000	248,432	277,576	 306,720	 335,864 	365,008



QUALIFIED PENSION PLAN

At the beginning of 1998, the Company amended its Pension Plan to allow for a change from a Final Average Pay method of benefit determination to a Cash Balance method of benefit determination. As of January 1, 1998, participants in the Cash Balance method include all executive officers and others, nonunion employees and those union employees who have included it in their bargaining agreement. All union employees that have not bargained for the Cash Balance method will continue to participate utilizing the Final Average Pay Plan.

Final Average Pay benefits are computed accordingly:

 .95 of 1% of the highest consecutive three year average annual base compensation within the last ten years (Final Average Compensation) up to the appropriate Social Security Integration Level, plus 1.5 of 1% of the Final Average Compensation which is in excess of the Social Security Integration Level ($31,128 for a normal retiree (age 65) in 1998) times the number of credited years of service up to 35 years maximum. Remuneration covered by the Plan corresponds to that reported in the Cash Compensation Column of the Annual Compensation Table, less payments in lieu of vacation and payments made to the non-qualified retirement plan.

Cash Balance benefits are computed as follows:

The Cash Balance method of benefit accrual establishes eligible participant notional accounts that are credited by the Company each year.
 Credits include:

-	A fixed interest rate of 6% each year
-	An employer contribution of 3% - 12% of base pay (plus commissions not to exceed 100% of base pay); plus
-	An additional credit of 1.5% - 6% of eligible pay above 1/2 of the
Social Security Wage Base.

The employer contributions are predicated upon the number of "points" (age + service) respective of each eligible participant. When an eligible participant elects to begin retirement pay, the accrued Cash Balance is converted to a monthly annuity payment.

The Cash Balance provisions allow eligible participants retiring within 5 years to choose the better of the Final Pay benefits or Cash Balance Benefits.

The beginning balance determination formula, for the Cash Balance, has not yet been completed. Therefore, the Pension Plus Benefit Restoration table found on page 17 includes pension benefits calculated under Final Average Pay provisions.

As of March 1, 1998, credited years of service for executive officers: 33 years for Mr. Berube, 30 years for Mr. Cromer, 23 years for Mr. Gannon, 39 years for Mr. Neill, 33 years for Mr. Pederson, and 25 years for Mr. Haffey.


NON-QUALIFIED BENEFIT RESTORATION PLAN FOR SENIOR MANAGEMENT EXECUTIVES

	Executive officers also participate in a non-qualified Benefit Restoration Plan for executive officers and certain other key employees. The named executive officers participate in the Benefit Restoration Plan.
 This plan provides for annual benefit payments upon retirement to the participant over the participant's lifetime or, in the event of the participant's death, to the participant's beneficiary for the remainder of a 15-year period commencing on the date of the participant's retirement. This benefit is in addition to the Pension Plan benefit.

	Life insurance which is carried on Benefit Restoration Plan participants is owned by a Rabbi trust. This life insurance helps fund the Benefit Restoration Plan. Participants in the Benefit Restoration Plan contribute toward the funding of the plan. All death proceeds are specifically directed to the Benefit Restoration Plan trust for the sole purpose of paying for plan benefits and premium costs.


	EMPLOYMENT AGREEMENTS

	The Company has entered into severance benefit agreements with the named executive officers to provide benefits under certain circumstances after a change of control of the Company if their employment is subsequently terminated without cause by the Company or with good reason by the employee. The initial term of the agreements runs through December 31, 1998, with the potential of year by year extensions thereafter.

	The agreements with the named executive officers provide that if, after a change of control, the employee is terminated by the Company without cause, or if the employee terminates his employment for good reason, the employee is entitled to (i) a lump sum payment in the amount of 299.9 percent of base amount compensation, within the meaning of change of control provisions of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) calculation of retirement benefits as if the employee had continued employment to Normal Retirement Date (as defined in the Retirement Plan for Employees of The Montana Power Company) subject to certain reductions and (iii) continued participation in the Company's (or substantially equal substitute) life insurance, health insurance, dental insurance and disability insurance plan and other welfare benefit plans for a period of three years following termination. In the event that any amounts paid to the named executive officers under their agreements are subject to excise tax imposed under the Code in connection with a change of control, the Company shall pay an additional amount (the "Gross-Up Payment") equal to the amount of any such excise taxes and any state or federal taxes on the Gross-Up Payment.


					SECTION 16(a) COMPLIANCE

	Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission ("SEC") regulations, the Company's directors, certain officers, and greater than 10 percent shareholders are required to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange and to furnish the Company with copies of all reports they file.

	To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements were complied with.

ITEM 2 LONG-TERM INCENTIVE PLAN

INTRODUCTORY STATEMENT

The Montana Power Company Long-Term Incentive Plan (the "Plan") was approved and authorized by the Board of Directors of the Company in January, 1998, and will become effective upon receiving shareholder approval. The purpose of the Plan is to reward employees who make important contributions to the continued growth, development and financial success of the Company or its subsidiaries and to attract and retain such employees. The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

Upon adoption by the shareholders and regulatory approval, the Plan will supersede the Company's Long-Term Incentive Plan adopted by vote of the shareholders in 1992 (the "1992 Plan"). Outstanding awards granted under the 1992 Plan will be recognized, although no additional awards will be granted under the 1992 Plan.

The statements made herein concerning terms and provisions of the Plan are summaries and do not purport to be complete. Such statements are qualified by express reference to the Plan. A copy of the Plan is attached as Exhibit A hereto.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PLAN.

THE PLAN

The Plan would provide for the granting of Restricted Stock, Stock Options, Stock Appreciation Rights, Performance Shares and Dividend Equivalent Shares (the "Awards") during the ten-year period following its approval by the shareholders, and would permit a total of 2,000,000 shares of Common Stock of the Company to be subject to Award under the Plan subject to adjustment in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other similar event. Shares subject to previously canceled, lapsed, or forfeited Awards or Awards paid in cash may be reissued under the Plan. The shares to be issued under the Plan may consist of authorized but unissued shares, shares issued and reacquired by the Company or shares purchased in the open market. The fair market value of the Company's Common Stock was $__________ per share as of ___________, 1998.

A Committee of the Board of Directors, comprised of outside directors (the "Committee"), would administer the Plan and from time to time grant Awards under the Plan to selected eligible employees (the "Participants"). Full-time employees who, in the opinion of the Committee, contribute to the continued growth, development and financial and other successes of the Company or its subsidiaries are eligible to participate in the Plan. As of February 5, 1998, there were approximately 3,000 full-time employees of the Company and its subsidiaries. The actual employees to be awarded grants as Participants will be determined by the Committee from time to time and will probably be substantially less than the number of full-time employees. In addition to any other powers and, subject to the provisions of the Plan, the Committee would have the following specific powers: (i) to determine the terms and conditions upon which Awards may be made and exercised; (ii) to determine the Participants to whom Awards shall be made; (iii) to determine all terms and provisions of each agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants;
(iv) to construe and interpret all terms, conditions and provisions of the Plan and all agreements; (v) to establish, amend, or waive rules or regulations for the Plan's administration; (vi) to accelerate the exercisability of any Award, the length of a performance period or the termination of any performance restriction; and (vii) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons or entities it deems necessary to the proper administration of the Plan.

Awards of Restricted Stock would be made subject to a restriction period during which the occurrence of some event, such as the achievement of a particular performance standard, must occur. Restricted Stock would be issued without payment by the Participant and, upon the completion of the restriction period and the fulfillment of the required conditions, restrictions upon such restricted Common Stock would expire and new certificates representing unrestricted shares of Common Stock would be issued to the Participant. If authorized by the Committee, the Participant would receive cash dividends payable with respect to the Restricted Stock or the Committee may direct that such dividends be retained by the Company. If the conditions of the Restricted Stock were not satisfied within the restriction period, the Participant's right to the Restricted Stock would terminate.

Stock Options would be granted at a price set by the Committee, but in the case of an Incentive Stock Option, the price would not be less than the fair market value of the Company's Common Stock on the date of the grant of such Stock Option. In the case of a non-qualified Stock Option, the option price per share of Common Stock set in the Award by the Committee may not be less than 85% of the fair market value of the Common Stock on the date of grant. Each Stock Option would be granted pursuant to a written Stock Option Agreement, which, together with the Plan, would set forth the terms of the Stock Option. Each Stock Option would become exercisable within a period set by the Committee and would expire no later than ten years from the date of grant.

Awards of Stock Appreciation Rights, which may only be issued in conjunction with a Stock Option, would give Participants the right to receive payment of the greater of the increase in the fair market value or the book value of a share of Common Stock from the date of the grant of the Stock Appreciation Right to the date of its exercise. The Stock Appreciation Rights would be granted without payment by the Participant, would be exercisable during a period established by the Committee, and would expire no later than ten years from the date of grant. Upon exercise, Participants would be paid in cash, Common Stock or a combination of both, as determined by the Committee. If not exercised by the expiration of the Award (other than expiration by virtue of exercise of a related Stock Option), the Stock Appreciation Rights would be deemed to have been exercised on the expiration date.

Performance Share grants would give the Participant the right to receive payment of an amount equal to the fair market value of a share of Common Stock at the end of an Award period if the terms and conditions set by the Committee were satisfied. They would be granted without any payment on the part of the Participant and would be paid either in cash, Common Stock or a combination of both, as determined by the Committee.

The Committee responsible for Plan administration would establish in writing prior to the beginning of a performance period (or by such other later date as may be permitted under Section 162(m) of the Code) all performance criteria which the chief executive officer and the four highest compensated officers of the Company (each, a "Covered Participant") must satisfy in order to receive performance-based compensation. Such performance criteria are based on business or financial goals of the Company, including economic value added, absolute or relative levels of total shareholder return, revenues, sales, net income, or net worth of the Company, any of its subsidiaries, divisions, business units or other areas of the Company. The aggregate maximum Awards that may be paid (in cash or in shares of Common Stock or a combination thereof) to any Covered Participant during any calendar year would be an amount equivalent to the fair market value of 100,000 shares of Common Stock, such fair market value to be determined as of the first days of such calendar year. The aggregate maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights made to any Covered Participant during any calendar year would be 150,000. In the case of performance-based compensation for Covered Participants, the exercise price of an Option would not be less than 100% of the fair market value of Common Stock on the date of grant. A Stock Appreciation Right granted to a Covered Participant would be the right to receive payment of an amount equal to the increase, if any, in the fair market value of one share of Common Stock at the date of exercise over the fair market value of one share of Common Stock at the date of grant.

A Participant could be granted, in conjunction with an Award of Stock Appreciation Rights or Performance Shares, at no cost, the right to receive Dividend Equivalent Shares based on the dividends declared on the Common Stock for record dates occurring during the Award period set by the Committee for the related Stock Appreciation Rights or Performance Shares. Payment for Dividend Equivalent Shares in cash, Common Stock or both, as determined by the Committee, would be made in conjunction with the payment for the related Stock Appreciation Rights or Performance Shares.

Awards under the Plan would not be assignable except in the event of death. In the event of death, disability or retirement, Awards would be prorated and Stock Options would be exercisable for certain specified periods.


AMENDMENT OF THE PLAN

The Board would be empowered to amend, suspend or terminate the Plan, subject to Participant rights under outstanding Awards. However, the Board could not increase the benefits to Participants pursuant to the Plan, increase the number of shares of Common Stock which could be issued under the Plan, extend the period for granting Awards, or modify the eligibility requirements of the Plan without shareholder approval.

FEDERAL TAX CONSEQUENCES

The following is a summary of the federal income tax consequences of the various forms of awards that may be granted under the Plan.

Restricted Stock. The grant of a Restricted Stock award does not immediately produce taxable income to a recipient or an income tax deduction to the Company. At the time the restrictions lapse, however, a recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock on the date the restrictions on such Common Stock lapse, and the Company will be entitled to a corresponding income tax deduction. However, a recipient who elects under Section 83(b) of the Code, within thirty days of the date of grant (an "83(b) Election"), will recognize ordinary income on the date of grant equal to the fair market value of the shares of Restricted Common Stock as if the shares were unrestricted and could be disposed of immediately. During the restriction period, a recipient will be taxed on the dividends, if any, paid with respect to the restricted shares. The Company will be entitled to a corresponding income tax deduction for such dividends paid unless the recipient has made an 83(b) Election with respect to the shares upon which such dividends are paid. With respect to a disposition of unrestricted shares, the holding period to determine whether the recipient has long or short-term capital gain or loss begins when the restriction period lapses. However, if the recipient has made an 83(b) Election, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of grant as if the shares were unrestricted and could be disposed of immediately.

Non-Statutory Stock Options. The grant of a non-statutory Stock Option that does not have a readily ascertainable fair market value at the time of grant does not result in taxable income to a recipient or an income tax deduction for the Company. Upon exercise, a recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock acquired on the date of exercise over the Option price. The Company will be entitled to a corresponding income tax deduction provided the applicable withholding requirements are met. Upon a subsequent sale or taxable exchange of the Common Stock, the recipient will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of the shares sold or exchanged.

Incentive Stock Options. Neither the grant nor the exercise of an Incentive Stock Option will have immediate tax consequences to a recipient or the Company. If a recipient exercises an Incentive Stock Option and does not dispose of the acquired Common Stock within two years after the date of the grant of the option or within one year after the date of the transfer of the Common Stock to the recipient, the Company will not be entitled to a tax deduction, the recipient will realize no ordinary income, and any gain or loss that is realized on a subsequent sale or taxable exchange of the Common Stock will be treated as a long-term capital gain or loss. The exercise of an Incentive Stock Option gives rise to alternative minimum taxable income which may subject the recipient to the alternative minimum tax.

If a recipient exercises an Incentive Stock Option and disposes of the acquired Common Stock within two years after the date of the grant of the option or within one year after the date of the transfer of the Common Stock to the recipient, the recipient's and the Company's tax treatment will be the same as if the recipient had exercised a non-statutory Stock Option, except the recipient must treat the difference between the Option price and the fair market value of the Common Stock on the date of exercise as an adjustment to alternative minimum taxable income, unless such disposition occurs in the same tax year as the year in which the Incentive Stock Option is exercised.

Stock Appreciation Rights. A recipient of a Stock Appreciation Right will not recognize taxable income at the time the right is granted, and the Company will not be entitled to an income tax deduction. However, ordinary income will be recognized by a recipient, and a corresponding deduction will be taken by the Company, at the time of exercise is an amount equal to any cash, and the fair market value of any Common Stock, received.

Performance Share Awards/Dividend Equivalent Shares. A recipient of a Performance Share Award or Dividend Equivalent Share will not recognize taxable income at the time granted, and the Company will not be entitled to an income tax deduction. However, ordinary income will be recognized by a recipient, and a corresponding deduction will be taken by the Company, at the time of payment for any such Performance Share Award or Dividend Equivalent Share in an amount equal to any cash, and the fair market value of any Common Stock, received.


RECOMMENDATION OF THE BOARD OF DIRECTORS

To adopt the Plan, the affirmative vote of a majority of the shares of Common Stock and the shares of the Preferred Stock cast at the meeting, voting as a single class, is required, provided that the total vote cast represents over 50% of all shares entitled to vote at the meeting.

The Board of Directors has carefully considered the Plan and recommends that the shareholders vote FOR adoption of the Plan.

	RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

	Price Waterhouse has been selected by the Board of Directors upon recommendation of its Audit Committee as the independent accountants for the Company and its subsidiaries for the year 1998.

	A representative of Price Waterhouse will be present at the shareholders' meeting to make a statement if he or she desires, and to respond to questions. The same firm has audited the Company's accounts for many years.

	GENERAL

	The cost of soliciting proxies will be borne by the Company. Solicitation will be made by mail and may also be made by the Company's Officers or other regular employees, personally or by telephone. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners.

	The Company has selected Beacon Hill Partners, Inc. to assist in the solicitation of proxies by personal interviews and telephone for a fee of $4,000. The Company will also pay the customary broker or nominee charges for forwarding proxy material to beneficial owners.

				SUBMISSION OF SHAREHOLDER PROPOSALS

	Proposals of shareholders intended to be presented at next year's Annual Meeting, including nominations of Directors to be elected at such meeting, must be received by the Office of the Secretary, The Montana Power Company, 40 East Broadway, Butte, Montana 59701-9394, no later than November 26, 1998.

					By Order of the Board of Directors


					Pamela K. Merrell
					Vice President and Secretary


EXHIBIT A
	THE MONTANA POWER COMPANY
	1998 LONG-TERM INCENTIVE PLAN


	SECTION ONE.
	PURPOSE OF PLAN

	The purpose of The Montana Power Company Long-Term Incentive Plan is to reward employees who make important contributions to the continued growth, development and financial success of The Montana Power Company or one or more of its subsidiaries, and to attract and retain such employees. The Plan is intended to stimulate individual performance by eligible employees so that specific long-term goals increasing the profitability of the Company and its subsidiaries may be achieved for the benefit of customers and shareholders.

	SECTION TWO.
	DEFINITIONS

	The following definitions are applicable herein:

	"Award" means the award to a Participant of Restricted Stock, an Option, a Stock Appreciation Right, a Performance Share or a Dividend Equivalent
Share.

	"Award Period" means the period of time specified by the Committee with respect to an Award during which (i) Restricted Shares will remain restricted, or (ii) the conditions precedent to the right to receive payment with respect to Performance Shares must be met.

	"Board" means the Board of Directors of the Company.

	"Book Value" means the book value of a share of Common Stock determined in accordance with the Company's regular accounting practices. Any such determination, in the absence of manifest error, shall be conclusive.

	"Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

	"Committee" means the committee, consisting of two or more members of the Board who are not Eligible Employees and who are otherwise qualified, to the extent required, to administer the Plan for purposes of Section 16 of the Exchange Act and the rules thereunder.

	"Common Stock" means the common stock, without par value, of the Company.

	"Company" means The Montana Power Company and its successors, including any company specified in Section Sixteen I.

	"Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code.

	"Date of Disability" means the date on which a Participant is classified as under a Disability.

	"Date of Grant" means the date on which an Award is granted by the Committee or such later date as may be specified by the Committee in making such grant.

	"Date of Retirement" means the date of Retirement or Earlier Than Normal Retirement.

	"Disability" means a physical or mental impairment that prevents a Participant from performing the essential functions of the Participant's regular occupation and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

	"Dividend Equivalent Shares" has the meaning assigned in Section Eleven
A.

	"Earlier than Normal Retirement" means the retirement, with the consent of the Company, of an employee prior to that employee's Normal Retirement
Date.

	"Eligible Employee" means any person employed by the Company or a Subsidiary on a regularly scheduled basis during any portion of a period for which an Award is made (including employees who are members of the Board or of the Board of Directors of any Subsidiary, but excluding any such director who is not otherwise so regularly employed) and who satisfies the requirements of Section Six.

	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

	"Fair Market Value" means as follows: (i) for Options, and Stock Appreciation Rights, the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on a specified date, or, if the Common Stock shall not have traded on any specified date, the next preceding date on which it shall have traded; and
(ii) for Performance Shares, the average of the reported closing prices of the Common Stock on the New York Stock Exchange for 30 consecutive trading days prior to a specified date.

	"Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

	"Normal Retirement Date" is the retirement date as described in the Company's or a Subsidiary's retirement or pension plan.

	"Option" has the meaning assigned in Section Eight A.

	"Option Holder" means a Participant who has received an Award of an Option.

	"Participant" means an Eligible Employee who has been granted an Award under this Plan.

	"Performance Criteria" means the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives has been earned.

	"Performance Period" means the time period designated by the Committee during which performance goals must be met in order for a Participant to obtain a performance-based Award.

	"Plan" means The Montana Power Company 1998 Long-Term Incentive Plan, as it may be amended from time-to-time.

	"Performance Share" has the meaning assigned in Section Ten A.

	"Restricted Stock" has the meaning assigned in Section Seven A.

	"Retirement" means retirement on or after the Normal Retirement Date.

	"Stock Appreciation Right" has the meaning assigned in Section Nine A.

	"Subsidiary" means any corporation of which 50% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

	"Termination" means resignation or discharge from employment with the Company or any of its Subsidiaries, except in the event of death, Disability, retirement or Earlier than Normal Retirement.

	SECTION THREE.
	EFFECTIVE DATE AND DURATION

	A.	Effective Date.

	The Plan shall be effective as of May 12, 1998, subject to shareholder approval.

	B.	Period for Grants of Awards.

	Awards may be granted on and after the effective date through the period ending May 12, 2008.

	C.	Termination

	The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.


	SECTION FOUR.
	ADMINISTRATION

	The Plan shall be administered by the Committee which still have all of the powers respecting the Plan (other than amending the Plan as provided in Section Fifteen); provided, however, that the Committee, in its discretion, may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable. The Committee or any person to whom it has delegated duties may employ attorneys, consultants, accountants or other persons and the Committee shall be entitled to rely upon the advice, opinions or evaluations of any such persons. Notwithstanding the foregoing, the Committee may not delegate its authority if such delegation would cause a violation of the requirements of Section 16 of the Exchange Act and the rules thereunder. All questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Committee. Any such determination shall be final and binding upon all parties affected thereby.


	SECTION FIVE.
	GRANT OF AWARDS AND LIMITATION OF NUMBER OF SHARES AWARDED

	The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided that (i) subject to any adjustment pursuant to Section Sixteen H., the aggregate number of shares of Common Stock subject to Award under the Plan (including those constituting the basis for Awards) may not exceed 2,000,000 shares; and (ii) to the extent that an Award shall expire without either being exercised or the benefits thereof paid, the shares of Common Stock pertaining to such Award shall again be available for the grant of an Award to the maximum extent permissible under Section 16 of the Exchange Act. Shares delivered by the Company under the Plan may be authorized but unissued Common Stock, Common Stock held in the treasury of the Company or Common Stock purchased on the open market (including private purchases). In granting Awards, the Committee shall establish criteria, such as the growth, financial and other performance and achievement of specified goals of the Company and/or one or more of its Subsidiaries, against which the performance of the Participant shall be measured, and shall take into account such matters as each Participant's position and compensation, the Fair Market Value of the Common Stock at the Date of Grant, economic conditions and such other matters as in shall deem to be appropriate. Participants subject to Section 16 of the Exchange Act shall sell stock acquired pursuant to the Plan in accordance with the rules promulgated under
Section 16 of the Exchange Act.


	SECTION SIX.
	ELIGIBILITY

	Eligible Employees are full-time employees who, in the opinion of the Committee, contribute to the continued growth, development and financial and other successes of the Company or one or more of its Subsidiaries. The Committee, from time-to-time, shall select from the Eligible Employees those to whom Awards shall be granted and determine the size of such Awards. No Eligible Employee of the Company or any of its Subsidiaries shall have any right to an Award.


	SECTION SEVEN.
	RESTRICTED STOCK

	A.	Grants of Restricted Stock.

	Restricted Stock shall mean shares of Common Stock awarded pursuant to this Section Seven. Shares of Restricted Stock shall be issued to Participants without payment of cash consideration. A Certificate for Restricted Stock shall be issued in the name of each Participant receiving such an Award and shall bear a restrictive legend prohibiting the sale, transfer, pledge or hypothecation of the Restricted Stock evidenced thereby until the expiration of the restricted period.

	Holders of Restricted Stock shall have the right to vote such Stock. In granting a Restricted Stock Award, the Committee may authorize the Participant to receive the cash dividends payable with respect to such Stock or may direct that they be retained by the Company.

	B.	Restriction Period.

	At the time of each grant of a Restricted Stock Award, the Committee shall establish the restriction period applicable to such Award. Each restriction period shall be a period within which must be accomplished the achievement of such Company or Subsidiary performance standards or the fulfillment of such other terms and conditions as may be determined, in its sole discretion, by the Committee. Notwithstanding the other provisions of this Section Seven B: (i) in the event of a public tender for all or any portion of the Common Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may change or eliminate the restriction period with respect to any and all Restricted Stock Awards; and (ii) the Committee, in its sole discretion, may change or eliminate the Award Period with respect to any Restricted Stock Award whenever it shall determine that changes in tax or other laws, or in rules or regulations promulgated thereunder, or material and unforeseen events or circumstances arising after the Date of Grant of such Restricted Stock Award make such action appropriate.

	C.	Removal of Restrictions; Forfeiture of Shares.

	Upon completion of the restriction period pertaining to an Award of Restricted Stock and the fulfillment of the terms and conditions with respect thereto, all restrictions upon such Restricted Stock will expire and a new certificate representing such Stock will be issued without the restrictive legend described in Section Seven A. In the event of the Disability or death of a Participant prior to the issuance of such new certificate, such certificate will be issued to such Participant's guardian, executor, administrator or heir.

	Should the terms and conditions with respect to an Award of Restricted Stock not be satisfied, the Participant shall have no further right, title or interest in or to such Restricted Stock and shall surrender the certificate representing shares of such Stock to the Committee.


	SECTION EIGHT.
	STOCK OPTIONS

	A.	Grants of Options.

	An Option shall mean the Award of the right to purchase shares of Common Stock pursuant to this Section Eight, and may be either an Incentive Stock Option or a non-statutory stock option.

	B.	Stock Option Agreement.

	Each Award of an Option shall be evidenced by a written option agreement containing the terms and conditions set forth in this Section Eight and such other terms and conditions as may be determined, in its sole discretion, by the Committee, including, without limitation, provisions to qualify such Option as an Incentive Stock Option. Each such option agreement shall be subject to the provisions applicable to Options set forth in the Plan, whether or not such provisions shall be set forth in such agreement.

	C.	Option Price.

	The Option Price per share of Common Stock shall be set in the Award by the Committee, and in the case of non-statutory stock option the price may not be less than 85% of the Fair Market Value at the Date of Grant, but, in the case of an Incentive Stock Option, shall be not less than 100% of the Fair Market Value at the Date of Grant.

	D.	Form of Payment.

	At the time of the exercise of an Option, the Option price shall be payable in full in cash or in other shares of Common Stock (whether already owned or pursuant to a cashless exercise) or in a combination of both. If Common Stock shall constitute payment of all or a portion of the Option Price, it shall be valued at the Fair Market Value on the date the Option is exercised. To the extent required, such exercise and payment shall be effected in accordance with Section 16 of the Exchange Act and the rules thereunder.

	E.	Right to Exercise.

	Each Option shall become exercisable within such period as the Committee, in its sole discretion, shall determine. Unless the Committee shall determine that an Option may only be exercised in whole, it may be exercised in whole at any time or in part from time-to-time.

	In the event of a public tender for all or any portion of the Common Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in it sole discretion, may declare any Option to be immediately exercisable.

	The Committee, in its sole discretion, may declare any Option to be immediately exercisable whenever it shall determine that changes in tax or other laws, or in rules or regulations promulgated thereunder, or material and unforeseen events or circumstances arising after the Date of Grant of such Option make such action appropriate.

	An Option may be exercised only by the Option Holder or, in the event of the legal disability or death of such Option Holder, by such Option Holder's legal guardian, executor, administrator or heir.

	F.	Expiration of Options.

	An Option will expire upon the first to occur of the following: (i) the expiration of the period within which it may be exercised as determined by the Committee; (ii) the tenth anniversary of its Date of Grant; (iii) the lapse of three months following the Option Holder's Date of Retirement; (iv) the Option Holder's Termination; (v) the lapse of a period of one year following the date of the Option Holder's Disability or death; or (vi) to the extent of the exercise of related Stock Appreciation Rights, upon the exercise of such Rights.

	G.	Rights as a Stockholder.

	An Option Holder shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Option until the date, following the exercise of the Option, of the issuance of either a certificate for the Common Stock or a book entry of the Common Stock with respect to which the Option has been exercised. No adjustment shall be made for dividends, distributions or other rights for which the record date occurs prior to the date such certificate shall be issued, except as provided in Section Sixteen H.

	H.	Modification, Extension and Renewal of Options.

	The Committee, in its sole discretion, may modify, extend or renew outstanding Options, or exchange outstanding Options for new Options; provided, however, that no modification of an outstanding Option, without the consent of the Option Holder, shall adversely effect the rights of such Option Holders under such Option.

	I.	Early Disposition of Common Stock.

	If a Participant shall dispose of any Common Stock purchased pursuant to an Incentive Stock Option within one year from the date on which such Stock was acquired or within two years from the Date of Grant of such Option, then, to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, such Participant, within ten days of such disposition, shall notify the Company of the dates of acquisition and disposition of such Stock, the number of shares so disposed of and the consideration, if any, received therefore.

	J.	Individual Dollar Limitations.

	The aggregate Fair Market Value (determined at the time of Award) of the Common Stock with respect to which an Incentive Stock Option shall be exercisable for the first time during any calendar year (whether under this Plan or another plan or arrangement of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be in effect under the Code on the date of Award).


	SECTION NINE.
	STOCK APPRECIATION RIGHTS

	A.	Grants of Stock Appreciation Rights.

	A Stock Appreciation Right is the right to receive payment of an amount equal to the greater of the increase, if any, in the Fair Market Value or the Book Value of a share of Common Stock over the period of time between the Date of Grant of such Right and its exercise.

	Stock Appreciation Rights may be granted in conjunction with an Option, either at the time of Award or thereafter. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee, in its sole discretion, shall determine. Stock Appreciation Rights may be granted only in conjunction with an Option, and may not be granted separately from the grant of an Option. Stock Appreciation Rights shall be credited to a Stock Appreciation Rights account to be maintained for each Participant. Stock Appreciation Rights shall be granted without the payment of consideration by Participants. The Award of Stock Appreciation Rights shall not entitle the Participant to any dividend, voting or other rights of a stockholder of the Company.

	B.	Right to Exercise

	Stock Appreciation Rights issued in conjunction with an Option shall be exercisable to the extent that such Option shall be exercisable and in lieu of the exercise of such Option which, to the extent of the exercise of such Stock Appreciation Rights, shall lapse.

	In the event of a public tender for all or any portion of the Common Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any Stock Appreciation Rights to be immediately exercisable. The Committee, in its sole discretion, may change or eliminate the Award Period with respect to any Stock Appreciation Rights Award whenever it shall determine that changes in tax or other laws, or in rules or regulations promulgated thereunder, or material or unforeseen events or circumstances arising after the Date of Grant of such Stock Appreciation Right Award make such action appropriate.

	A Stock Appreciation Right may be exercised only by the Participant or, in the event of the legal disability or death of such Participant, by such Participant's legal guardian, executor, administrator or heir.

	C.	Expiration of Stock Appreciation Rights.

	A Stock Appreciation Right granted in conjunction with an Option will expire upon the exercise or expiration of the related Option.

	D.	Deemed Exercise.

	If on the date of expiration of any Stock Appreciation Right (other than an expiration by virtue of the exercise of the related Option) such Stock Appreciation Right shall not have been exercised, such Stock Appreciation
Right shall be deemed to have been exercised on such date.

	E.	Payment.

	Upon the exercise of Stock Appreciation Rights, the Participant shall receive, in respect of each such Right, payment, in cash or Common Stock or a combination of both as the Committee, in its sole discretion, shall determine, an amount equal to the greater of: (i) the excess of the Fair Market Value of one share of Common Stock at the date of exercise over the Fair Market Value of one share of Common Stock at the Date of Grant, or (ii) the excess of the Book Value of one share of Common Stock determined as of the end of the calendar month preceding the date of exercise over the Book Value of one share of Common Stock determined as of the end of the calendar month preceding the Date of Grant. The number of shares of Common Stock to be received upon the exercise of Stock Appreciation Rights shall be determined on the basis of the Fair Market Value of the Common Stock on the day next preceding the date on which such Stock Appreciation Rights shall have been exercised.



	SECTION TEN.
	PERFORMANCE SHARE AWARDS

	A.	Grants of Performance Shares.

	A Performance Share is the right to receive payment of an amount equal to the Fair Market Value of a share of Common Stock at the end of the Award Period with respect to such Performance Share.

	The right to receive payment for Performance Shares shall be subject to satisfaction of such terms and conditions as the Committee, in its sole discretion, may determine. Performance Shares shall be credited to a Performance Share account to be maintained for each Participant. Performance Shares shall be issued without the payment of consideration by Participants.
 The Award of Performance Shares shall not entitle the Participant to any dividend, voting or other rights of a stockholder of the Company.

	B.	Right to Payment.

	Following the end of the award Period, payment for Performance Shares shall be made only if the Committee, in its sole discretion, shall have determined that the terms and conditions of such payment shall have been fulfilled. The Committee, in its sole discretion, may change or eliminate the Award Period or modify such terms and conditions with respect to any Performance Shares whenever it shall determine that changes in tax or other laws, or in rules or regulations promulgated thereunder, or material and unforeseen events or circumstances arising after the Date of Grant of such Performance Share Award make such action appropriate. In the event of a public tender for all or any portion of the Common Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may change or eliminate the terms and conditions with respect to any and all Performance Share Awards.

	C.	Payment.

	Payment in respect of Performance Shares shall be made as soon as practicable after the receipt by the Committee of all information, including financial statements, necessary to determine whether the terms and conditions applicable to such Performance Shares shall have been fulfilled.

	Payment in respect of each Performance Share shall be made in cash or Common Stock, or a combination of both, as the Committee, in its sole discretion, shall determine in an amount equal to the Fair Market Value, as of the day following the end of the Award Period, of one share of Common Stock. The number of shares of Common Stock to be received as payment with respect to Performance shares shall be determined on the basis of the Fair Market Value of the Common Stock on the day next preceding the day on which such shares of Common Stock shall be issued.

	SECTION ELEVEN.
	DIVIDEND EQUIVALENT SHARES

	A.	Grants of Dividend Equivalent Shares.

	A Dividend Equivalent Share is the right to receive payment of an amount calculated as provided below.

	A Participant in conjunction with an Award of Stock Appreciation Rights or Performance Shares may be granted, at no cost, the right to accumulated Dividend Equivalent Shares based on the dividends declared on the Common
Stock for record dates occurring during the Award Period for the related
Stock Appreciation Rights or Performance Shares. Dividend Equivalent Shares shall be credited to a Dividend Equivalent Share Account maintained for each recipient.

	Dividend Equivalent Shares shall be calculated in terms of shares of Common Stock as of each dividend record date as follows:

Number of Dividend		Number of related Performance		Per Share
Equivalent Shares		Shares or Stock Appreciation x		Dividend on
earned				Rights awarded plus previously		Common
Stock
				earned Dividend Equivalent Shares
				   Book Value of Common Stock

	Dividend Equivalent Shares shall be computed, as of each dividend record date, both with respect to the number of related Performance Shares or Stock Appreciation Rights awarded and with respect to the number of Dividend Equivalent Shares previously earned and not paid during the period prior to the dividend record date.

	Book Value shall be determined as of the end of the month preceding any dividend record date, unless any record date shall be the last day of the month, in which case Book Value shall be determined as of such record date.

	B.	Right to Payment.

	Payment with respect to Dividend Equivalent Shares granted in conjunction with an Award of Stock Appreciation Rights shall be made at the same time that payment shall be made upon the exercise of such Stock Appreciation Rights. Payment with respect to Dividend Equivalent Shares granted in conjunction with Performance Shares shall be made at the same time that payment shall be made with respect to such Performance Shares.

	C.	Payment.

	Payment in respect of Dividend Equivalent Shares shall be made in cash or Common Stock, or a combination of both, as the Committee, in its sole discretion, shall determine. The number of shares of Common Stock to be received as payment with respect to Dividend Equivalent Shares shall be determined on the same basis as the number of shares of Common Stock to be received as payment with respect to the related Stock Appreciation Rights or Performance Shares shall be determined.


	SECTION TWELVE.
	SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

	Awards to Covered Participants shall be governed by the conditions of this Section Twelve in addition to the requirements of Sections Seven through Eleven above. Should conditions set forth under this Section Twelve conflict with the requirements of Sections Seven through Eleven, the conditions of this Section Twelve shall prevail.

	A.	Performance Criteria.

	All Performance Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. Performance Criteria may include alternative and multiple Performance
Criteria and will be based on one or more of the following business criteria: business or financial goals of the Company, including economic value added, absolute or relative levels of total shareholder return, revenues, sales, net income, or net worth of the Company, any of its Subsidiaries, divisions, business units, or other areas of the Company.

	The Performance Criteria must be objective and must satisfy third party "objectivity" standards under Section 162(m) of the Code, and the regulations promulgated thereunder.

	The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

	The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Criteria that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Criteria have been satisfied. Resolutions adopted by the Committee may be used for this purpose.

	B.	Grants of Options.

	The Option Price per share of Common Stock shall be set in the Award by the Committee, and in the case of a non-statutory stock option or Incentive Stock Option granted to a Covered Participant the price may not be less than the Fair Market Value at the Date of Grant.

	C.	Grants of Stock Appreciation Rights.

	A Stock Appreciation Right granted to a Covered Participant shall be the right to receive payment of an amount equal to the increase, if any, in the Fair Market Value of a share of Common Stock over the period of time between the Date of Grant of such Right and its exercise. Upon the exercise of a Stock Appreciation Right, a Covered Participant shall receive payment in cash or Common Stock or a combination of both as the Committee, in its sole discretion, shall determine, in an amount equal to the excess of the Fair
Market Value of one share of Common Stock at the date of exercise over the Fair Market Value of one share of Common Stock at the Date of Grant.

	D.	Maximum Awards.

	The aggregate maximum Awards that may be paid (in cash or in shares of Common Stock or a combination thereof) to any Covered Participant under the Plan during any calendar year shall be an amount equivalent to the Fair
Market Value of 100,000 shares of Common Stock, such Fair Market Value to be determined as of the first day of such calendar year.

	The aggregate maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights made to any Covered Participant during any calendar year shall be 150,000.

	All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Section Twelve.

	SECTION THIRTEEN.
	FORFEITURE

	In the event a Participant ceases employment during an Award Period, Restricted Stock, Stock Appreciation Rights, Performance Shares and Dividend Equivalent Shares are subject to forfeiture as follows:

	(i)	Termination - the Award will be completely forfeited as of the date of Termination.

	(ii)	Retirement - payout of the Award will be prorated for service during the Award period.

	(iii)	Earlier Than Normal Retirement - payout of the Award will be prorated for service during the Award period.

	(iv)	Disability - payout of the Award will be prorated for service during the Award period as if the Participant had maintained active employment until the Normal Retirement Date.

	(v)	Death - payout of the Award will be prorated for service during the Award Period.

	In any instance where payout of an Award is to be prorated, the Committee, in its sole discretion, may choose to provide the Participant (or the Participant's estate) with the entire payout rather than the prorated portion thereof.

	Any Award which is forfeited, in whole or in part, will revert to the Plan.


	SECTION FOURTEEN.
	DEFERRAL ELECTION

	Upon the request of a Participant, the Committee may, in its sole discretion, permit a Participant to elect to defer the payout of all or any part of any Award which he or she is not entitled to receive during the calendar year in which such deferral election is made under such conditions as the Committee may establish, including the crediting of reasonable interest on deferred amounts denominated in cash and Dividend Equivalent Shares on amounts denominated in Common Stock.


	SECTION FIFTEEN.
	AMENDMENT OF PLAN

	At any time and from time to time, the Board may alter, amend, suspend or terminate the Plan, in whole or in part, except that: (i) no such action may be taken, without stockholder approval, which increases the benefits accruing to Participants pursuant to the Plan, increases the number of shares of Common Stock which may be issued pursuant to the Plan (except as provided in Section Sixteen H), extends the period for granting Awards under the Plan or modifies the requirements as to eligibility for participation in the Plan; and (ii) no such action may be taken without the consent of each Participant to whom any Award shall theretofore have been granted, which adversely affects the rights of such Participant concerning such Award, except, in each case, as such alteration, amendment, suspension or termination is required by changes in tax or other laws, or by rules or regulations promulgated thereunder.

	SECTION SIXTEEN.
	MISCELLANEOUS PROVISIONS

	A.	Nontransferability.

	No Award under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor, to the fullest extent provided by law, shall it be subject to attachment or other legal process of whatever nature. Any attempted alienation, assignment or attachment, to the fullest extent provided by law, shall be void and of no effect whatsoever. Payments, whether in cash or in shares of Common Stock, shall be made only into the hands of the Participant entitled to receive the same or into the hands of the Participant's authorized legal representative. Deposit of any sum in any financial institution to the credit of any Participant (or of any other person entitled to such sum pursuant to the terms of this Plan) shall constitute payment into the hands of that Participant (or such person).

	B.	No Employment Right.

	Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer or other employee of the Company or any of its subsidiaries.

	C.	Tax Withholding.

	Either the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as it shall deem to be required by law to be withheld with respect to such payments. In the case of Awards paid in Common Stock, the employee or other person receiving such Common Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or a Subsidiary is required to withhold with respect to such Stock. The Company shall have the right to withhold any amounts required to be withheld on account of any Award from such Participant's compensation from the Company or any of its Subsidiaries. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. Subject to approval by the Committee, a Participant may also make payment by tendering shares of Common Stock already owned, by having such amounts withheld from shares of Common Stock otherwise distributable to him or her upon the exercise or vesting of any Award or pursuant to a cashless exercise. Such payments shall, to the extent required, be effected in accordance with Section 16 of the Exchange Act and the rules thereunder.

	D.	Fractional Shares.

	Any fractional shares shall be eliminated at the time of payment or payout by payment of cash.

	E.	Government and Other Regulations.

	The obligation of the Company to make payment of Awards in Common Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required. Except as required by law, the Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Common Stock issued, delivered or paid in settlement under the Plan. If
Common Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

	F.	Indemnification.

	Each person who is or at any time serves as a member of the Committee (and each person to whom the Committee has delegated any of its authority or power under this Plan pursuant to Section Four) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expenses that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such persons own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the restated Articles or Bylaws of the Company or any of its subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

	G.	Reliance on Reports.

	Each member of the Committee (and each person to whom the Committee has delegated any of its authority or power under this Plan pursuant to Section
Four) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

	H.	Changes in Capital Structure.

	In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Common Stock, then appropriate adjustments shall be made in Awards theretofore granted to the Participants and in the aggregate number of shares of Common Stock (or cash payment in lieu thereof) which may be granted pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of Common Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Common Stock to which they relate.

	I.	Company Successors.

	In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Common Stock will receive securities of another corporation, then such company shall assume the rights and obligations of the Company under this Plan.

	J.	Governing Law.

	All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Montana, without regard to the principles of conflict of laws.

	K.	Relationship to Other Benefits.

	No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing or group insurance plan of the Company or any Subsidiary, except as may be required by tax or other law or by rules or regulations promulgated thereunder.

	L.	Expenses.

	The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

	M.	Titles and Headings.

	The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

	N.	Certain Participants.

	All Award agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee, in its sole discretion, determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m) of the Code, unless the Committee, in its sole discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Section 162(m) of the Code.



	EXECUTED on this             day of                       , 1998.


							THE MONTANA POWER COMPANY


							By:




MAP TO THE MOTHER LODE THEATRE
316 W. Park, Butte, MT 59701




	PREFERRED STOCK

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.


ACCOUNT NUMBER	Dated	____________________, 1998

	X ____________________________

	X ____________________________

	X ____________________________
	  Signature(s) of Shareholder(s)

Please mark, date, sign and return this proxy in the accompanying envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stock is registered in joint tenancy, all tenants must sign the proxy.




	THE MONTANA POWER COMPANY - ANNUAL MEETING, MAY 12, 1998
	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. P. Gannon, J. P. Pederson and
P. K. Merrell, and each of them, with power of substitution, proxies to represent, and to vote all stock of the undersigned at The Montana Power Company Shareholders' Annual Meeting to be held in Butte, Montana, on May 12, 1998 at 1:30 p.m., and at any and all adjournments thereof.

1.	ELECTION OF DIRECTORS:

 _	FOR all nominees listed below			 _	WITHHOLD AUTHORITY
	(except as marked contrary below)			to vote for all
nominees 										listed below

	Corette, Harris, Jester, Neill, Vosburg

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name here:



2.	ADOPT THE MONTANA POWER COMPANY LONG-TERM INCENTIVE PLAN

	__ FOR	__ AGAINST	__ ABSTAIN

	(CONTINUED AND TO BE FILLED IN AND SIGNED ON REVERSE SIDE)



	COMMON STOCK

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.


ACCOUNT NUMBER	Dated	____________________, 1998

	X ____________________________

	X ____________________________

	X ____________________________
	  Signature(s) of Shareholder(s)



Please mark, date, sign and return this proxy in the accompanying envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stock is registered in joint tenancy, all tenants must sign the proxy.



	THE MONTANA POWER COMPANY - ANNUAL MEETING, MAY 12, 1998
	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. P. Gannon, J. P. Pederson and
P. K. Merrell, and each of them, with power of substitution, proxies to represent, and to vote all stock of the undersigned at The Montana Power Company Shareholders' Annual Meeting to be held in Butte, Montana, on May 12, 1998 at 1:30 p.m., and at any and all adjournments thereof.

 1.	ELECTION OF DIRECTORS:

 _	FOR all nominees listed below			 _	WITHHOLD AUTHORITY
	(except as marked contrary below)			to vote for all
nominees 										listed below

	Corette, Harris, Jester, Neill, Vosburg

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name here:


2.	ADOPT THE MONTANA POWER COMPANY LONG-TERM INCENTIVE PLAN

	__ FOR	__ AGAINST	__ ABSTAIN

	(CONTINUED AND TO BE FILLED IN AND SIGNED ON REVERSE SIDE)